FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is made as of this 31st day of July, 1998 by and between PERFORMANCE FOOD GROUP COMPANY
(the "Borrower"), a Tennessee corporation whose mailing address is 6800 Paragon Place, Suite 500, Richmond, Virginia 23230, and FIRST UNION
NATIONAL BANK ("First Union"), formerly First Union National Bank of
Virginia, a national
banking association, as Administrative Agent and as the Lender.  The
Borrower and First Union are parties to a Revolving Credit Agreement dated as of July 8, 1996, as amended by an Amendment No. I to Revolving Credit Agreement dated as of August 28, 1997, as amended by a Second Amendment to Revolving Credit Agreement dated as of December 15, 1997, as amended by a Third Amendment to Revolving Credit Agreement dated as of February 28,
1998 and as amended by a Fourth Amendment to Revolving Credit Agreement dated as of May 7, 1998 (the Revolving Credit Agreement as so amended, the "Agreement"). The Borrower has requested that First Union amend the
Agreement further as herein provided, and First Union is willing to do so upon the terms and conditions set forth herein.
ACCORDINGLY, the Borrower and First Union covenant and agree as follows:
1.	Defined Terms.  Capitalized terms used herein and not
otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.	Representations and Warranties. Section 3.17 of the
Agreement is deleted in its entirety.

3. Negative Covenants. Section 5.1 of the Agreement is amended by the addition of a new subparagraph (g) to read as follows:
        (g) any Lien on or any sale or other disposition of any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, 12
C.F.R. code sec.221.

4.  Events of Default, Remedies and Waiver of Notice.
    Paragraph (j) of Section

8.1	of the Agreement is amended to read as follows:

        (j) The acquisition or purchase by it for investment purposes of any equity or interest in any other Person, including shares of stock or indebtedness of corporations, except (i) investments in direct obligations of the United States Government and certificates of deposit of United
States commercial banks having a tier I capital ratio of not less than 6%, and then only in an amount not exceeding
10% of the issuing bank's unimpaired capital and surplus;
(ii) corporate repurchase agreements with respect to which the obligors are (Y) United States commercial banks each having combined capital, surplus and undivided profits of not less than $500,000,000.00 or (Z) broker-dealers having a rating of "A" or better by a nationally-recognized rating agency; provided, that at any date the aggregate amount invested by the Borrower in such repurchase agreements shall not exceed $10,000,000.00 for any one such agreement or $2,000,000.00 for any one such bank or broker-dealer; and (iii) other investments in equity or other securities, provided, the aggregate amount of such investments does not exceed $5,000,000.00 at any time outstanding.

5.	Representations and Warranties. To induce First Union
to enter into this Agreement, the Borrower represents and warrants to First Union as follows:
        (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted.
        (b) The Borrower has full corporate power and authority to enter into this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.
        (c) This Amendment, the Agreement as amended hereby, and the Revolving Line of Credit Note constitute the valid and binding obligations of the Borrower enforceable in accordance with their terms.
        (d) There is no charter, bylaw or preference stock provision of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property that would conflict with or in any way prevent the execution-, delivery or carrying out of the terms of this Amendment, the Agreement as amended hereby or the Revolving Line of Credit Note.
        (e) The consolidated balance sheet of the Borrower as of December 31, 1997 and the related consolidated statements of earnings, shareholders' equity and cashflows for the period then ended certified by KPMG Peat Marwick, LLP, heretofore delivered to First Union, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries and the results of their operations and cashflows as of the date and for the period referred to therein and have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries since the date of said balance sheet and there has been no other material adverse change in the Borrower and its Subsidiaries.
        (f) No Event of Default has occurred and no event has occurred and no condition exists which with the giving of notice or the lapse of time or both would constitute such an Event of Default. No consent of any other person not previously received and no consent or authorization of, filing with or other act by or with respect to any governmental authority is required in connection with the execution, delivery or performance by the Borrower of, or the validity or enforceability of this Fifth Amendment, the validity or enforceability of the Agreement as amended hereby or the validity or enforceability of the Revolving Line of Credit Note.
        (g) Each of the representations and warranties contained in Sections 3.7 through 3.21 of the Agreement is true and correct with the same effect as though such representation was made as 'of the date of this Amendment.

6. Prior Agreement. Except as otherwise expressly amended by this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms. The Borrower and First
Union further covenant and agree that each reference in any note, agreement or other document to the Agreement shall be deemed to refer to the Agreement as amended by this Fifth Amendment and as it may be amended from time to time hereafter.

7.	Governing Law. This Amendment shall be governed by,
and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Performance Food Group Company and
First Union National Bank have caused this Amendment to be executed by their duly authorized officers, all as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY


By /s/ Roger L. Boeve
Its Executive Vice President


FIRST UNION NATIONAL BANK


By /s/ Joyce Barry
Its Senior Vice President